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                                                                   EXHIBIT 23(a)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


March 26, 1997


To the Board of Directors
BanPonce Corporation


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Amendment No. 1 to the Registration Statement on Form S-4 No. 333-23397 of BanPonce Corporation for our report dated February 21, 1997, appearing on page F-35 of BanPonce Corporation Annual Report on Form
10-K for the year ended December 31, 1996. We also consent to the references to us under headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Financial Data."




                                             PRICE WATERHOUSE